EXHIBIT 4(b)
[SPECIMEN]
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	PRINCIPAL AMOUNT:
No.

CUSIP:
GLOBAL SECURITY
AMERICAN GENERAL FINANCE CORPORATION
IncomeNote

ORIGINAL ISSUE DATE:	INITIAL REDEMPTION DATE:

STATED MATURITY:	INITIAL REDEMPTION PERCENTAGE:

INTEREST RATE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:

ORIGINAL ISSUE DISCOUNT NOTE:	TOTAL AMOUNT OF OID:	ISSUE PRICE
(expressed as a
☐ Yes		percentage of
☐ No		aggregate principal
amount):

SPECIFIED CURRENCY (If other than U.S. dollars):

EXCHANGE RATE AGENT (If Specified Currency is other than U.S. dollars):

AUTHORIZED DENOMINATIONS (If other than U.S.$1,000 and integral multiples thereof):

INTEREST PAYMENT DATE(S):	ADDENDUM ATTACHED:

☐ Yes
☐ No

OPTIONAL REPAYMENT DATE(S):	OTHER PROVISIONS:

SURVIVOR’S OPTION:

☐ Yes
☐ No

     AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the “Company”, which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount specified above in the currency specified above (the “Specified Currency”) on the Stated Maturity specified above (except to the extent redeemed, repaid or accelerated prior to the Stated Maturity), and to pay interest thereon in the Specified Currency at the Interest Rate per annum specified above, computed on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly made available for payment. References herein to “this Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.
     The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs after a Regular Record Date (as defined below) and on or before the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (each as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal is due and payable by acceleration pursuant to the Indenture (as defined below) being referred to hereinafter as a “Maturity” with respect to principal payable on such date). Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above, to but excluding the applicable Interest Payment Date or Maturity, as the case may be, until the principal hereof has been paid or duly made available for payment. If the Maturity or an Interest Payment Date (each a “Payment Date”) falls on a day that is not a Business Day (as defined below), principal, premium, if any, and interest payable with respect to such Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue with respect to such payment for the period from and after such Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date (the “Holder”), which shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
     For purposes of this Note, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes denominated in a currency other than U.S. dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

“Principal Financial Center” means the capital city of the country issuing the Specified Currency; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney, Toronto, London, Johannesburg and Zurich, respectively.
     The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency of this Note is U.S. dollars, then payment of the principal, premium, if any, and interest on this Note will be made by wire transfer of such money of the United States of America as at the time of payment shall be legal tender for payment of public and private debts to an account specified by the Holder for such purpose. If the Specified Currency of this Note is other than U.S. dollars, the Exchange Rate Agent specified above or a successor thereto (the “Exchange Rate Agent”) will (unless otherwise specified herein) arrange to convert all payments in respect hereof into U.S. dollars in the manner described below. However, the Holder hereof may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect hereof in the Specified Currency by delivery of a written request to the Paying Agent, at its corporate trust office in The City of New York on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the Maturity, as the case may be. Such request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice delivered to the Paying Agent on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the Maturity, as the case may be.
     If the Specified Currency is other than U.S. dollars and the Holder fails to elect payment in such Specified Currency, the amount of any U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent in the morning of the day that would be considered the date for “spot” settlement of such Specified Currency on the applicable Payment Date in accordance with market convention (generally two New York Business Days (as defined below) prior to the Payment Date) at the market rate determined by the Exchange Rate Agent to accomplish the conversion on that Payment Date of the aggregate amount of the Specified Currency payable on this Note (and any other Note with similar terms and bearing the same CUSIP number) to be converted into U.S. dollars. “New York Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York. All currency exchange costs will be borne by the Holder hereof by deductions from such U.S. dollar payments.
     Except as set forth below, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of governmental exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the country issuing such currency (unless replaced by the Euro) or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. In the event of such unavailability of the Specified Currency, the Company will be entitled to satisfy its obligations to the Holder by making payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below), computed by the Exchange Rate Agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. The “Market Exchange Rate” for a Specified Currency other than U.S. dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the

Federal Reserve Bank of New York. Any payment in respect of this Note made in U.S. dollars under such circumstances will not constitute an Event of Default under the Indenture.
     All determinations made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Note, and the Exchange Rate Agent will have no liability therefor.
          If the principal of and any interest and premium, if any, on this Note is payable in a Specified Currency other than U.S. dollars and the issuing country of such Specified Currency becomes a Participating Member State (as defined below), then the Company may, solely at its option and without the consent of the Holder of this Note or the need to amend the Indenture or this Note, on any Interest Payment Date occurring after the date on which such country has become a Participating Member State (such Interest Payment Date, a “Redenomination Date”), redenominate this Note into Euro upon the giving of not less than 30 days’ notice thereof to the Holder of this Note, which notice shall set forth the manner in which such redenomination shall be effected. If the Company elects to redenominate this Note, the election to redenominate will have effect as follows:
          1. the Specified Currency will be deemed to be redenominated in such amount of Euro as is equivalent to its denomination or the amount of interest so specified in the Specified Currency at the Fixed Conversion Rate (as defined below) adopted by the Council of the European Union for the Specified Currency, rounded down to the nearest Euro 0.01;
          2. after the Redenomination Date, all payments in respect of this Note, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in Euro as though references in this Note to the Specified Currency were to Euro. Payments will be made in Euro by credit or transfer to a Euro-denominated account (or any other account to which Euro may be credited or transferred) specified by the Holder, or at the option of the Holder, by a Euro cheque;
          3. if interest hereon for any period ending on or after the Redenomination Date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified herein; and
          4. such other changes shall be made to the terms of this Note as the Company may decide, after consultation with the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in Euro or to enable this Note to be consolidated with other notes, whether or not originally denominated in the Specified Currency or Euro. Any such other changes will not take effect until after they have been notified to the Holder.
     The definition of Business Day that shall apply for payments on or in respect hereof following any redenomination hereof and for all other purposes under this Note and under the Indenture shall be (A) the business day definition for fixed rate Euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems which are consistent with existing or anticipated market practices as determined by the Company or (B) if no such business day definition is so determined, the definition of business day which applied to this Note before redenomination or (C) if the Company would be unable to make payments on this Note on the date that payment is expressed to be due if (B) above were to apply, such other business day definition as is determined by the Company.

     “Fixed Conversion Rate” with respect to any Specified Currency means the irrevocably fixed conversion rate between the Euro and such Specified Currency adopted by the Council of the European Union according to Article 109 (4), first sentence, of the Treaty of Rome (as defined below).
     “Participating Member State” means a member state of the European Union that adopts the Euro in accordance with the Treaty of Rome.
     “Treaty of Rome” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (as defined below), establishing the European Community, as amended from time to time.
     “Maastricht Treaty” means the Treaty on European Union which was signed in Maastricht, the Netherlands, on February 1, 1992 and came into force on November 1, 1993;
     Except as provided herein with respect to the redenomination of this Note into Euro, the occurrence or non-occurrence of an EMU Event (as defined below) or the entry into force of any law, regulation, directive or order requiring redenomination to be undertaken on terms different than those described herein, will not have the effect of altering any term of, or discharging or excusing performance under, the Indenture or this Note nor give the Company, the Trustee or the Holder of this Note, the right unilaterally to alter or terminate the Indenture or this Note or give rise to any Event of Default or otherwise be the basis for any acceleration, early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms of the Indenture or this Note. The occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of this Note. For purposes hereof, “EMU Event” means any event associated with the Economic Monetary Union as contemplated by the Treaty of Rome in the European Community, including, without limitation, each (and any combination) of (i) the fixing of exchange rates between the currency of a Participating Member State and the Euro or between the currencies of Participating Member States; (ii) the introduction of the Euro as lawful currency in a Participating Member State; (iii) the withdrawal from legal tender of any currency that, before the introduction of the Euro, was lawful currency in any of the Participating Member States; or (iv) the disappearance or replacement of a relevant rate option or other price source for the national currency of any Participating Member States, or the failure of the agreed price or rate sponsor or screen provider (or any successor thereof) to publish or display a relevant rate, index, price, page or screen.
     In the event that the issuing country of the Specified Currency, or, in the case of the Euro, the European Union, officially redenominates the Specified Currency into, or replaces it with, a currency other than the Euro, then the Company’s obligations with respect to payments on this Note shall be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of the Company’s obligations immediately prior to such redenomination (by application of the fixed conversion rate adopted for such purpose by such country, or the European Union, as the case may be). Except as set forth above, in no event shall any adjustment be made to any amount payable with respect to this Note as a result of any change in the value of the Specified Currency relative to any other currency due solely to fluctuations in exchange rates.
     This Note is one of a series of IncomeNotes (collectively, the “Notes”) constituting a duly authorized issue of debt securities (hereinafter called the “Securities”) of the Company issued and to be issued under an Indenture dated as of May 1, 1999 (herein called the “Indenture”) between the

Company and Wilmington Trust Company (successor trustee to Citibank, N.A.), as Trustee (herein, the “Trustee”, which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers’ Certificate setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers’ Certificate.
     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its Interest Payment Dates, the Stated Maturity, the Specified Currency, any redemption or repayment provisions, or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the first page hereof or as set forth under “Other Provisions” if so set forth on the first page hereof.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may become due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.
     Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.
     If so provided on the first page of this Note, this Note may be redeemed by the Company prior to its Stated Maturity on and after the Initial Redemption Date, if any, specified on the first page hereof (the “Redemption Date”). If no Initial Redemption Date is set forth on the first page hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (or such other Specified Currency denomination as may be indicated on the first page of this Note), provided that any remaining principal amount shall be an authorized denomination, at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on written notice given to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.
     If applicable, the “Redemption Price” shall initially be the Initial Redemption Percentage, specified on the first page hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the first page hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.
     If so provided on the first page of this Note, this Note will be subject to repayment at the option of the Holder hereof prior to its Stated Maturity on the Optional Repayment Date(s), if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (or such other Specified Currency denomination as may be indicated on the first page of this Note), provided that any remaining principal amount shall be an authorized denomination, at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder and received by the Company not more than 45 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender hereof. Any such notice shall be delivered to the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, and shall be duly executed by the Holder hereof or by his attorney duly authorized in writing. Such notice shall consist of this Note with the form set forth below entitled “Option to Elect Repayment” duly completed. Such notice duly received by the Company shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.
     If so provided on the first page of this Note, the Holder of this Note shall have the option to elect repayment of this Note in the event of the death of the beneficial owner of this Note (the “Survivor’s Option”). This paragraph and the four paragraphs following this paragraph shall apply only if the Survivor’s Option is so provided. If the Survivor’s Option is so provided, the Company shall, at its option, repay this Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased owner of the beneficial interest in this Note under the laws of the appropriate jurisdiction (including without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in this Note plus accrued and unpaid interest to the date of such repayment (or, if this is a zero-coupon Note, at a price equal to the amortized face amount on the date of such repayment), subject to the following limitations. The Survivor’s Option may not be exercised until 12 months following the Original Issue Date. In addition, the Company may, in its sole discretion, limit the aggregate principal amount of Notes (or portions thereof) as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to one percent (1%) of the outstanding aggregate principal amount of the Notes as of the end of the most recent fiscal year, but in any event not less than $1,000,000 in any such calendar year (or, in each case, the equivalent amount in one or more foreign currencies, including the Euro, or any composite currency). The Annual Put Limitation may be a greater amount as the Company in its sole discretion may determine for any calendar year. In addition, the Company may limit to $200,000 (or the equivalent amount in one or more foreign currencies, including the Euro, or any composite currency), or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor’s Option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in Notes with the Survivor’s Option (the “Individual Put Limitation”). The Company shall not make principal repayments pursuant to the exercise of the Survivor’s Option in amounts that are less than $1,000 (or such other authorized denomination in such other specified currency as described in the applicable pricing supplement). If the limitations described above would result in the partial repayment of this Note, the principal amount of this Note remaining outstanding after repayment must be at least $1,000 (or such other authorized denomination in such other specified currency as described in the applicable pricing supplement). Other than as described in the immediately following paragraph, exercise of the Survivor’s Option shall be irrevocable.
     Each Note with the Survivor’s Option (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor’s Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. If accepted for payment pursuant to exercise of the Survivor’s Option, this Note (or any portion hereof) shall be repaid no later than the first June 15 or December 15 to occur 20 or more calendar days after the date of such acceptance. This Note (or any portion hereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all Notes with the Survivor’s Option (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the Representative for the deceased beneficial owner prior to its repayment. In the event that this Note (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor’s Option is not accepted, the Paying Agent shall deliver a notice by first-class mail to the Holder hereof at its last known address as indicated in the Security Register of the Company, that states the reason this Note (or portion hereof) has not been accepted for payment.
     Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to this Note (or portion hereof), the Paying Agent must receive from the Representative of the deceased beneficial owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Note (or portion to be repaid hereof), (iii) appropriate evidence satisfactory to the Paying Agent that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in this Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Paying Agent from such nominee attesting to the deceased’s ownership of a beneficial interest in this Note. Subject to the Annual Put Limitation and the Individual Put Limitation, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Paying Agent, in its sole discretion, which determination shall be final and binding on all parties.
     The death of a person owning a beneficial interest in this Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the benefical owner of such interest, and the entire principal amount of this Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a beneficial interest in this Note by tenancy in common shall be deemed the death of a person owning a beneficial interest in this Note only with respect to the deceased beneficial owner’s interest in this Note so held by tenancy in common; except that in the event a beneficial interest in this Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the beneficial owner of such interest, and the entire principal amount of this Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Note shall be deemed the death of the beneficial owner for the purpose of this provision, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Paying Agent. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Note during his or her lifetime.
     For so long as this Note is a Global Security, DTC or its nominee shall be the Holder of this Note and shall be the only entity that can exercise the Survivor’s Option for the beneficial owners of interests in this Note. To exercise the Survivor’s Option with respect to this Note, the Representative must provide to the broker or other entity through which the beneficial interest in this Note is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify DTC of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Paying Agent (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Paying Agent from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.
     This Note is not subject to any sinking fund.
     As provided in the Indenture, and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof (or such other Specified Currency denomination as may be indicated on the first page of this Note). As provided in the Indenture and subject to certain limitations therein or herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same. If (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (iii) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Security Registrar. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.
     No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to “Security” or “Securities” shall be deemed to include the Notes.
     This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.
     Unless the certificate of authentication hereon has been executed by or on behalf of Wilmington Trust Company (successor trustee to Citibank, N.A.), the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

AMERICAN GENERAL FINANCE
CORPORATION
[Seal]
By:

Bryan A. Binyon
Vice President and Treasurer

By:

David M. McManigal
Assistant Treasurer
     Date:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated
therein referred to in the within-mentioned Indenture.
Wilmington Trust Company
     as Trustee
By: Citibank, N.A.,
     as Authenticating Agent

By:

Authorized Signatory

Option to Elect Repayment
     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the repayment date, to the undersigned, at
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER

(Please Print or Typewrite Name, Address and Telephone Number of the Undersigned)
     For this Note to be repaid, the Paying Agent must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 45 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note and notice must be received by the Paying Agent by 5:00 P.M., New York City time, on the last day for giving such notice.
     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be $1,000 or an integral multiple of $1,000, or such other Specified Currency denomination as may be indicated on the first page of this Note) which the Holder elects to have repaid:            and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000, or such other Specified Currency denomination as may be indicated on the first page of this Note) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):           .

Dated:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name, Address and Telephone Number of the Assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing            attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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